FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                                   INVESTMENTS

                                     BY-LAWS

                                 As restated on
                                November 8, 2005


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                                      INDEX

ARTICLE I MEETINGS OF BENEFICIARIES........................................... 1
         Section 1.  Annual Meeting........................................... 1
         Section 2.  Special Meetings......................................... 1
         Section 3.  Place of Meeting......................................... 1
         Section 4.  Notice of Meetings....................................... 1
         Section 5.  Procedure at Meetings.................................... 1
         Section 6.  Quorum................................................... 1
         Section 7.  Nominations and Beneficiary Business..................... 1

ARTICLE II TRUSTEES........................................................... 2
         Section 1.  Regular Meetings......................................... 2
         Section 2.  Special Meetings......................................... 2
         Section 3.  Notice of and Participation in Meetings.................. 2
         Section 4.  Quorum................................................... 3
         Section 5.  Compensation of Trustees................................. 3
         Section 6.  Committees of the Board of Trustees...................... 3
         Section 7.  Qualifications of Nominees - Age......................... 3
         Section 8.  Acquisitions and Dispositions............................ 3

ARTICLE III OFFICERS.......................................................... 3
         Section 1.  Designation of Officers.................................. 3
         Section 2.  Tenure of Office......................................... 3
         Section 3.  Delegation of Duties..................................... 4
         Section 4.  Compensation............................................. 4
         Section 5.  Signing Checks and Other Instruments..................... 4
         Section 6.  Control By Trustees...................................... 4

ARTICLE IV SHARES IN TRUST.................................................... 4
         Section 1.  Issue of Certificate of Beneficial Ownership............. 4

ARTICLE V AMENDMENTS.......................................................... 4
         Section 1.  Amendment of By-Laws..................................... 4

ARTICLE VI MISCELLANEOUS PROVISIONS........................................... 4
         Section 1.  Fiscal Year.............................................. 4
         Section 2.  Notice and Waiver of Notice.............................. 4
         Section 3.  Checks for Money......................................... 5
         Section 4.  Form of Certificate of Beneficial Interest............... 5
         Section 5.  Regulations on Transfer of Shares to Prevent
         Disqualification  of the Trust Under the Internal Revenue Code....... 6
         Section 6.  Restrictions on Issuance and Transfer of Securities...... 6


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ARTICLE I MEETINGS OF BENEFICIARIES.
Section 1. Annual Meeting.

The annual meeting of the Beneficiaries of the Trust for the transacting of such business as shall be specified in the notice of the meeting shall be held as provided in the Declaration of Trust.

Section 2. Special Meetings.

Special meetings may be called at any time as provided in the Declaration of Trust.

Section 3. Place of Meeting.

All meetings of the Beneficiaries shall be held at the office of the Trust, or at such other place within or without the State of Ohio as may be designated, in the case of an annual meeting, by the Trustees, or, in the case of a special meeting, by the Trustees calling such meeting or by the person or persons requesting such meeting pursuant to the Declaration of Trust.

Section 4. Notice of Meetings.

Written notice of each annual or special meeting of the Beneficiaries, stating the time, place and purpose thereof shall be given in accordance with the Declaration of Trust.

Section 5. Procedure at Meetings.

At each meeting of the Beneficiaries, the Trustees shall appoint one of their number or one of the Beneficiaries to preside thereat. The Trustees shall appoint a Secretary for each such meeting, who shall be duly sworn to the faithful discharge of his duties and to keep the minutes of such meeting, which minutes shall be signed and attested by him and filed with the records of the Trust.

Section 6. Quorum.

A majority of the outstanding shares of the Trust present in person or by proxy shall constitute a quorum for any annual or special meeting of Beneficiaries.

Section 7. Nominations and Beneficiary Business.

(a) With respect to any Annual or Special Meeting of Beneficiaries, (a "Meeting") nominations for election to the Board of Trustees and the proposal of matters to be considered by the Beneficiaries may be made only (i) by or at the direction of the Board of Trustees or (ii) by any Beneficiary who was a Beneficiary of record at the record date for the Meeting, as defined in the Declaration of Trust, who is entitled to vote at the Meeting and who complied with the notice procedures set forth in this Section 7.

(b) For a nomination or proposal to be properly brought before a Meeting by a Beneficiary, other than a shareholder proposal included in the Trust's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Beneficiary must have given timely notice thereof in writing to the Secretary of the Trust, and such Beneficiary or his representative must be present in person at the Meeting. A Beneficiary's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Trust (i) for an Annual Meeting not less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Beneficiaries, or Special Meeting held in lieu thereof and (ii) for a Special Meeting, not less than 120 days prior to the date requested for such meeting.


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(c) A Beneficiary's notice to the Secretary shall set forth as to each nomination or proposal the Beneficiary intends to bring before the Meeting (i) as to any nomination, the name and address of any proposed nominee, the nominee's business affiliation, the information required as to nominees by Item 401 of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934, all as may be amended from time to time, a certification of the proponent that such nominee meets all the qualifications for Trustees set forth in the Declaration of Trust, including, but not limited to, Section 8.10 thereof and the written consent of such nominee to serve as Trustee if elected,
(ii) as to any proposal, a brief description of the proposal desired to be brought before the Meeting, (iii) the name and address of the Beneficiary offering such nomination or proposal, (iv) the class and number of shares of the Trust's capital shares which are beneficially owned by the Beneficiary, and (v) any financial interest of the Beneficiary in such proposal. Nothing contained in this Subsection (c) shall be deemed to supersede the provisions of Section 7.2 of the Declaration of Trust relating to business that may be transacted at a Special Meeting.

ARTICLE II TRUSTEES.
Section 1. Regular Meetings.

Regular meetings of the Trustees may be held at such times and places within or without the State of Ohio as may be provided for in resolution adopted by the Trustees.

Section 2. Special Meetings.

Special meetings of the Trustees may be held at any time or place within or without the State of Ohio upon call of the Chairman of the Board or any two of the Trustees at the time and place designated in the notice of meeting.

Section 3. Notice of and Participation in Meetings.

Notice of each meeting, regular or special, shall be given by mailing or by sending to each Trustee (addressed to the address last furnished to the Trust by the Trustee) a letter at least 4 days before the meeting, or a facsimile transmittal at least 24 hours before the meeting. Notice of any special or regular meeting, as provided in the Declaration of Trust, may be waived in writing or by facsimile transmittal by any Trustee either before or after such meeting, and such notice shall be deemed to have been waived by the Trustees attending such meeting. Except as provided in Article VI hereof, unless otherwise indicated in the notice thereof, any business may be transacted at any regular or special meeting. Meetings of the Trustees may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this sentence shall constitute presence at such meeting.


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Section 4. Quorum.

At any meeting a majority of the Trustees then in office shall constitute a quorum.

Section 5. Compensation of Trustees.

The Trustees are authorized to fix a reasonable retainer for members of the Board of Trustees and the Chairman and a reasonable fee for attendance at meetings. In addition to such compensation there shall be reimbursement for expenses for traveling to and from such meetings.

Section 6. Committees of the Board of Trustees.

The Trustee may elect from their members committees of the Board and give them any or all powers of the Trustees during intervals between the meetings of the Trustees, except that such committees shall not be empowered to declare dividends. All actions of such committees shall be reported to the Trustees at their next meeting.

Section 7. Qualifications of Nominees - Age.

No nominee for Trustee shall be more than 72 years of age at the time of his election as Trustee, nor shall any Trustee nominated for a subsequent term be more than 72 years of age at the time of his election for such subsequent term, provided that any Trustee elected prior to attaining age 72 may continue to serve the remainder of his term despite attaining the age of 72 before the expiration of his term.

Section 8. Acquisitions and Dispositions.

All investments made by the Trust in excess of $1,500,000 (other than investments in government insured securities) and all dispositions made by the Trust in excess of $2,000,000 shall require the prior approval of a majority of the Trustees.

ARTICLE III OFFICERS
Section 1. Designation of Officers.

The Trustees shall elect a Chairman of the Board, a President, a Secretary, a Treasurer, and such Vice Presidents and other officers, or assistant officers, as they shall deem advisable. Each officer and assistant officer shall have such functions and duties as the Trustees shall from time to time designate, and, in the absence of such designation, such duties as are usually associated with such office. Except as otherwise determined by the Trustees, any two or more offices may be held by the same person.

Section 2. Tenure of Office.

The officers of the Trust shall hold office at the pleasure of the Trustees, and until successors are chosen and qualified. A vacancy in any office, however created, may be filled by election by the Trustees.


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Section 3. Delegation of Duties.

The Trustees may delegate the duties of any officer to any other officer and generally may control the action of the officers and require the performance of duties in addition to those mentioned herein.

Section 4. Compensation.

The Trustees are authorized to determine or to provide the method of determining the compensation of officers.

Section 5. Signing Checks and Other Instruments.

The Trustees shall determine or provide the method of determining how checks, notes, bills of exchange and similar instruments issued by or on behalf of the Trust shall be signed, countersigned, or endorsed.

Section 6. Control By Trustees.

Nothing contained herein shall be interpreted to relieve the Trustees, in any manner, of their duty to control and manage the Trust property.

ARTICLE IV SHARES IN TRUST
Section 1. Issue of Certificate of Beneficial Ownership.

The Chairman shall cause to be issued to each Beneficiary one or more certificates, under the seal of the Trust, signed as provided in Article III,
Section 5 hereof, certifying the number of shares owned by such Beneficiary in the Trust. Such certificates shall be countersigned by the Transfer Agent and registered by the Registrar and shall be transferable on the books of the Trust as provided in the Declaration of Trust.

ARTICLE V AMENDMENTS.
Section 1. Amendment of By-Laws.

The Trustees, by the affirmative vote of a majority, may at any meeting, provided the substance of the proposed amendment shall have been stated in a notice of the meeting, alter, change, or amend in any respect, or supersede by new by-laws, in whole or in part, any of these by-laws.

ARTICLE VI MISCELLANEOUS PROVISIONS.
Section 1. Fiscal Year.

The fiscal year of the Trust shall be as determined from time to time by the Trustees.

Section 2. Notice and Waiver of Notice.


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Whenever any notice is required by these by-laws to be given, personal notice is not required unless expressly so stated; and any notice so required shall be deemed to be sufficient if given (i) by letter, by depositing the same in a post-office box in a sealed post-paid wrapper, addressed to the person entitled thereto (at his last known post-office address as shown by the register of the Trust) and such notice shall be deemed to have been given on the day of such mailing; or (ii) by facsimile transmittal if transmitted via facsimile with evidence of receipt by the sender, and such notice shall be deemed to have been given on the day of such facsimile transmittal.

Section 3. Checks for Money.

All checks, drafts or orders for the payment of money shall be signed by the Treasurer or Assistant Treasurer or by such other officer, officers, Trustee or Trustees as the Trustees may from time to time designate.

Section 4. Form of Certificate of Beneficial Interest.

The form of certificate of beneficial interest representing shares of $1 par value shall be substantially as follows:

      No._______________________________ Shares

                                   FIRST UNION
                   Real Estate Equity and Mortgage Investments

THIS CERTIFIES THAT_________________________ is the registered holder of ______________ Fully Paid and Non-assessable Share of Beneficial Interest, $1 Par Value, in

                                   FIRST UNION
                   Real Estate Equity and Mortgage Investments

A Trust established in business trust from under the laws of the State of Ohio under a Declaration of Trust dated as of August 1, 1961, as amended from time to time, a copy of which is on file with the Transfer Agents of the Trust by all the terms and provisions of which the holder or transferee hereof by accepting this certificate agrees to be bound. The Trust is not a bank or trust company and does not and will not solicit, receive or accept deposits as a business. The shares represented hereby are transferable on the records of the Trust only by the registered holder hereof or by his agent duly authorized in writing on delivery to a Transfer Agent of the Trust of this certificate properly endorsed or accompanied by duly executed instrument of transfer together with such evidence of the genuineness thereof and such other matters as may reasonably be required. The transferability of the shares represented hereby is subject to such regulation as may from time to time be adopted by the Trustees of the Trust and set forth in the By-Laws to which reference is hereby made to prevent transfers of shares which would result in disqualification of the Trust for taxation as a real estate investment trust under the Internal Revenue Code an amended.

This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar of the Trust.


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IN WITNESS WHEREOF, the Trustees of this Trust have caused this certificate to be signed by facsimile signatures.

[ON REVERSE SIDE]

The By-Laws of the Trust provide, among other things, that no person may acquire Trust securities (including these securities) if, thereafter, he would beneficially own more than 9.8% of the Trust's shares of beneficial interest. In applying this restriction, convertible securities of the Trust beneficially owned by such person (including convertible securities) are to be treated as if already converted into shares of beneficial interest. A copy of the By-Laws and information about the limitation on ownership may be obtained from the Secretary of the Trust.

Section 5. Regulations on Transfer of Shares to Prevent Disqualification of the Trust Under the Internal Revenue Code

Notification of the Trust Under the Internal Revenue Code.

The Chief Executive Officer of the Trust or an officer designated by him shall:

(a) From time to time cause to be prepared a list of holders of record (with their holdings) of shares of the Trust (preferred and common) and shall designate those holders which the officer acting shall have reason to believe are not also the beneficial owners of the holdings of record in their respective names;

(b) Review the list with counsel and impose such restrictions on transfer of shares as counsel shall advise should be imposed to prevent disqualification of the Trust as a Real Estate Investment Trust under Section 856 et seq. of the Internal Revenue Code.

Section 6. Restrictions on Issuance and Transfer of Securities.

(a) No person may own more than 9.8% of the outstanding Shares (the Limit), and no Securities shall be issued or transferred to any person if, following such issuance or transfer, such person's ownership of Shares would exceed the Limit. For purposes of computing the Limit, Convertible Securities owned by such person shall be treated as if the Convertible Securities owned by such person had been converted into Shares.

(b) If any Securities in excess of the Limit are issued or transferred to any person in violation of Paragraph a) hereof (the "Excess Securities"), such issuance or transfer shall be valid only with respect to such amount of Securities as does not result in a violation of Paragraph a) hereof, and such issuance or transfer shall be null and void with respect to such Excess Securities.

If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, such person shall be conclusively deemed to have acted as an agent on behalf of the Trust in acquiring the Excess Securities and to hold such Excess Securities on behalf of the Trust. As the equivalent of treasury Securities for such purposes, the Excess Securities shall not be entitled to any voting rights; shall not be considered to be outstanding for quorums or voting purposes; and shall not be entitled to receive dividends. Interest or any other distribution with respect to the Securities. Any person who receives dividends, interest or any other distribution in respect to Excess Securities shall hold the same as agent for the Trust and (following a permitted transfer) for the transferee thereof.


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Notwithstanding the foregoing, any holder of Excess Securities may transfer the same (together with any distributions thereon) to any person who, following such transfer, would not own Shares (within the meaning of Paragraph (a)) in excess of the Limit. Upon such permitted transfer, the Trust shall pay or distribute to the transferee any distributions on the Excess Securities not previously paid or distributed.

(c) Ownership of Securities is conditional upon the owner or prospective owner having provided to the Trust definitive written information respecting his ownership of Securities. Failure to provide such information, upon reasonable request shall result in the Securities so owned being treated as Excess Securities pursuant to Paragraph b) for so long as such failure continues.

(d) For purposes of this Section 6:

      (i) Person, includes an individual, corporation, partnership, association, joint stock company, trust, unincorporated association or other entity.

      (ii)  Shares, means Shares of Beneficial Interest, par value $1 per share.

      (iii) Convertible Securities, means any securities of the Trust that are convertible into Shares.

      (iv)  Securities, means Shares and Convertible Securities.

      (v) Ownership, means beneficial ownership. Beneficial ownership, for this purpose, may be determined on the basis of the beneficial ownership rules applicable under the Securities Exchange Act of 1934, as amended, or such other basis as management reasonably determines to be appropriate to effectuate the purposes hereof.

(e) Nothing herein contained shall limit the ability of the Trust to impose, or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its security holders by preservation of the Trust's status as a qualified real estate investment trust under the Code.

(f) These restrictions on issuance and transfer of Securities shall be applied only on a prospective basis. Accordingly, Paragraphs (a) and (b) hereof shall not apply to Shares in excess of the limit that were owned (within the meaning of Paragraph (a) by any person at the close of business on June 3, 1981, but Paragraph (a) and (b) shall prospectively apply to the transfer of such Shares and to further acquisitions of Securities by any such person. Similarly, Paragraphs (a) and (b) shall not apply to the conversion of Convertible Securities that were owned by any person at the close of business on such date or to the resultant Shares owned by such person, but Paragraph (a) and (b) shall prospectively apply to such Shares and to such person.

(g) Notwithstanding any other provision of this Section 6, a lower percentage (the Temporary Limit) shall operate in place of the 9.8% ownership Limit set forth in Paragraph (a) hereof for so long as there are outstanding Securities excepted from the restrictions of this Section 6 pursuant to Paragraph (f)


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hereof ("Exempt Securities"). The Temporary Limit shall initially be 6%, but upon the transfer of Exempt Securities the Temporary Limit shall be fixed by the Trustees from time to time but shall in no event exceed an amount equal to 25% of the difference between (i) 49% of the Shares outstanding and (ii) the number of Shares owned by any person who owns Exempt Securities. For purposes of this calculation, Convertible Securities owned by such person shall be treated as if the Convertible Securities owned by such person had been converted into Shares.

(h) If any provision of this Section 6 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

      (h) (I) Notwithstanding any other provision of this Section 6, paragraphs
(a) and (b) hereto shall not apply to Halcyon Structured Opportunities Fund, L.P. and Halcyon Fund, L.P. (collectively, "Halcyon") and any Halcyon Permitted Transferee (as hereinafter defined), as long as and on the condition that (i) no person who or which is a beneficial owner of Halcyon or of such Halcyon Permitted Transferee owns indirectly (based solely on such person's percentage ownership of Series B-1 Preference Shares through Halcyon or through such Halcyon Permitted Transferee) 9.8% or more of the Series B-1 Preference Shares, and (ii) none of Halcyon, any Halcyon Permitted Transferee or any of their respective affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("Affiliates"), owns or acquires ownership of any Securities other than (A) the shares of Series B-1 Preference Shares initially acquired by Halcyon in February or June 2005 (the "Halcycon Shares") and any Shares issued on the conversion thereof in accordance with their terms, (B) any Shares issued in connection with the exercise by Halcyon or a Halcyon Permitted Transferee of rights (other than over-subscription rights) to purchase Shares pursuant to
Section 11 of the Certificate of Designations, and (C) any Additional Securities (but not Extra Additional Securities) as such terms are defined in the Investors Rights Agreement (the "Investors' Rights Agreement"), dated as of February 28, 2004, by and among the Trust, Michael Ashner, Peter Braverman and a group of investors, issued as a result of the exercise by Halcyon of its Preemptive Rights under the Investors' Rights Agreement. A Halcyon Permitted Transferee means any Beneficial Holder or Institutional Investor or Affiliate of Halcyon (as such terms are defined in the Investors' Rights Agreement), other than HBK and King Street and their respective Affiliates, who acquires the Halcyon Shares.

      (h) (II) Notwithstanding any other provision of this Section 6, paragraphs
(a) and (b) hereto shall not apply to HBK Fund, L.P. ("HBK") and any HBK Permitted Transferee (as hereinafter defined), as long as and on the condition that (i) no person who or which is a beneficial owner of HBK or of such HBK Permitted Transferee owns indirectly (based solely on such person's percentage ownership of Series B-1 Preference Shares through HBK or through such HBK Permitted Transferee) 9.8% or more of the Series B-1 Preference Shares, and (ii) none of HBK, any HBK Permitted Transferee or any of their respective Affiliates owns or acquires ownership of any Securities other than (A) the shares of Series B-1 Preference Shares initially acquired by HBK in February or June 2005 (the "HBK Shares") and any Shares issued on the conversion thereof in accordance with their terms, (B) any Shares issued in connection with the exercise by HBK or an HBK Permitted Transferee of rights (other than over-subscription rights) to purchase Shares pursuant to Section 11 of the Certificate of Designations, and
(C) any Additional Securities (but not Extra Additional Securities) issued as a result of the exercise by HBK of its Preemptive Rights under the Investors' Rights Agreement. An HBK Permitted Transferee means any Beneficial Holder, Institutional Investor or Affiliate of HBK, other than Halcyon and King Street and their respective Affiliates, who acquires the HBK Shares.


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      (h) (III) Notwithstanding any other provision of this Section 6, paragraphs (a) and (b) hereto shall not apply to King Street Capital, L.P. ("King Street") and any King Street Permitted Transferee (as hereinafter defined), as long as and on the condition that (i) no person who or which is a beneficial owner of King Street or of such King Street Permitted Transferee owns indirectly (based solely on such person's percentage ownership of Series B-1 Preference Shares through King Street or through such King Street Permitted Transferee) 9.8% or more of the Series B-1 Preference Shares, and (ii) none of King Street, any King Street Permitted Transferee, or any of their respective Affiliates owns or acquires ownership of any Securities other than (A) the shares of Series B-1 Preference Shares initially acquired by King Street in February or June 2005 (the "King Street Shares") and any Shares issued on the conversion thereof in accordance with their terms, (B) any Shares issued in connection with the exercise by King Street or a King Street Permitted Transferee of rights (other than over-subscription rights) to purchase Shares pursuant to Section 11 of the Certificate of Designations, and (C) any Additional Securities (but not Extra Additional Securities) issued as a result of the exercise by King Street of its Preemptive Rights under the Investors' Rights Agreement. A King Street Permitted Transferee means any Beneficial Holder, Institutional Investor or Affiliate of King Street, other than Halcyon and HBK and their respective Affiliates, who acquires the King Street Shares.

(i) The Limit shall not apply to FUR Investors, LLC and its manager (collectively, the "Exempt Persons") so long as (i) the Exempt Persons do not own more than 33% of either the total outstanding Shares or the total outstanding shares of any class of preferred shares (in either case, without giving effect to the convertibility of any preferred shares owned by Exempt Persons), and (ii) no one individual owns, directly or constructively pursuant to the application of Section 544 of the Internal Revenue Code, as modified by
Section 856(h)(1)(B) and Section 856(h)(3)(A) of the Internal Revenue Code ("Code Ownership"), more than 35% of the equity interests in FUR Investors, LLC and no two individuals have Code Ownership of more than 50% of the equity interests in FUR Investors, LLC.

(j) The limitations of this Article VI, Section 6 shall not apply to Vornado Investments L.L.C. or any wholly-owned subsidiary of Vornado Realty L.P. with respect to ownership of shares of beneficial interest acquired pursuant to that Securities Purchase Agreement dated as of November 7, 2005, so long as Vornado Investments L.L.C. together with any wholly-owned subsidiary of Vornado Realty L.P. does not own more than the greater of (i) the number of Shares acquired under the Agreement or (ii) 9.9% of the outstanding Shares of beneficial interest.

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